UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2011

CENTENE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31826	42-1406317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Forsyth Blvd. St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 725-4477

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)   Our board of directors elected Orlando Ayala to serve on our board of directors, effective September 15, 2011.  Mr. Ayala currently serves as Vice President, Chairman, Emerging Markets and Chief Advisor to the Chief Operating Officer for Microsoft.  Mr. Ayala will stand for re-election at our April 2012 Annual Meeting of Stockholders.   In connection with his election, Mr. Ayala received 10,000 market price options to purchase Centene stock, vesting equally over three years, and 3,185 shares of restricted stock, vesting in full on the date of the April 2012 Annual Meeting of Stockholders.  Mr. Ayala will participate in the Company's standard director compensation program as described in the Company's 2011 Proxy Statement filed with the SEC on form DEF 14A on March 11, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENE CORPORATION

Date: September 21, 2011	By:	/s/ William N. Scheffel
William N. Scheffel Executive Vice President & Chief Financial Officer